Exhibit 31.1
CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER
Pursuant to
Securities Exchange Act Rules 13a-14(a) and 15d-14(a),
As Adopted Pursuant to
Section 302 of the Sarbanes-Oxley Act of 2002

I, Robert Michael Kleine, certify that:

1.I have reviewed this Amendment No.1 to the annual report on Form 10-K of Miramar Labs, Inc.; and

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	April 28, 2017

/s/ Robert Michael Kleine
Robert Michael Kleine
Chief Executive Officer
(Principal Executive Officer)